UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Vitesse Energy, Inc.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholder:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Vitesse Energy, Inc., a Delaware corporation (the “Company,” “Vitesse,” “we,” “our” or “us”), to be conducted online on Friday, June 5, 2026, commencing at 9:00 a.m. Mountain Time.
The meeting will be completely virtual. Hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and us and enables stockholder participation from any location around the world.
You may attend the meeting and vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/VTS2026. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
The formal notice of the meeting and proxy statement follow this cover letter. Enclosed with this proxy statement are your proxy card, a return envelope and a copy of our Annual Report on Form 10-K for the year ended December 31, 2025.
We hope you are able to attend the meeting. Thank you.
By Order of the Board of Directors,
/s/ Daniel O’Leary Chairman of the Board

VITESSE ENERGY, INC.
5619 DTC Parkway, Suite 700
Greenwood Village, CO 80111
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2026
To the Stockholders of Vitesse Energy, Inc.:
Notice is hereby given that the 2026 Annual Meeting of Stockholders of Vitesse Energy, Inc., a Delaware corporation (the “Company,” “Vitesse,” “we,” “our” or “us”), will be conducted online at www.virtualshareholdermeeting.com/VTS2026, on Friday, June 5, 2026, at 9:00 a.m. Mountain Time (the “Annual Meeting”). For purposes of attendance at the Annual Meeting, all references in this notice and the accompanying proxy statement to “attend,” “present in person” or “in person” shall mean virtually present at the Annual Meeting. The Annual Meeting is being held for the following purposes:
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To elect as directors the candidates nominated by the Company’s Board of Directors to serve until the annual meeting of stockholders in 2027;

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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

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To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on April 10, 2026, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following proxy materials and information are available for you to review online at www.virtualshareholdermeeting.com/VTS2026: (i) our notice of annual meeting and proxy statement (which includes instructions on how to attend and vote your shares electronically during the Annual Meeting); (ii) our Annual Report on Form 10-K for the year ended December 31, 2025; and (iii) our form of proxy card.
Your vote is important. You may vote your shares via the Internet both before and during the Annual Meeting, or by telephone or mail in advance. Please refer to the section “Voting Instructions” for detailed voting instructions. Whether or not you are able to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Annual Meeting as promptly as possible.
We look forward to you joining us during the Annual Meeting.
By Order of the Board of Directors,
/s/ Daniel O’Leary
Daniel O’Leary
Chairman of the Board
Greenwood Village, Colorado
April 17, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON JUNE 5, 2026
The Notice, Proxy Statement, Form of Proxy Card and Vitesse Energy, Inc.’s Annual Report on Form 10-K are available electronically at www.virtualshareholdermeeting.com/VTS2026.

i

VITESSE ENERGY, INC.
5619 DTC Parkway, Suite 700
Greenwood Village, CO 80111
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2026
The Annual Meeting
We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors (our “Board of Directors” or our “Board”) in connection with the 2026 Annual Meeting of Stockholders of Vitesse Energy, Inc., a Delaware corporation (the “Company,” “Vitesse,” “we,” “our” or “us”) that will be held virtually at www.virtualshareholdermeeting.com/VTS2026, on Friday, June 5, 2026 at 9:00 a.m. Mountain Time (the “Annual Meeting”).
Definitive copies of this proxy statement and related proxy card, or a notice of internet availability, are first being sent on or about April 17, 2026 to all stockholders of record at the close of business on April 10, 2026 (the “Record Date”). On the Record Date, there were 41,712,424 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
Company Background
The Company is a Delaware corporation formed on August 5, 2022, for the purpose of effecting a “spin-off” transaction (the “Spin-Off”) by Jefferies Financial Group Inc. (NYSE: JEF) (“Jefferies”). We are an independent energy company focused on returning capital to stockholders through owning interests, predominantly as a non-operator, in oil and natural gas wells in the United States, primarily in the Bakken and Three Forks formations in the Williston Basin of North Dakota and Montana, and we have limited operations in the Williston Basin through the acquisition of Lucero Energy Corp. (the “Lucero Acquisition”) which we closed on March 7, 2025 in an all-stock transaction. We also have non-operated properties in the Central Rockies, including the Denver-Julesburg Basin and the Powder River Basin. Since our inception, we have built a strong and diversified asset base through a combination of property acquisitions, development activities and the implementation of proprietary platforms and processes utilizing our extensive data resources.
Quorum; Abstentions; Broker Non-Votes
A quorum is necessary to hold a valid meeting. The presence (including virtually) in person or by proxy of holders of a majority of the voting power of the Company’s shares issued and outstanding and entitled to vote at the Annual Meeting is required to constitute a quorum to hold the Annual Meeting. Based on the proposals to be voted upon, abstentions and broker non-votes will be counted as present for establishing a quorum.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. If you are a stockholder and you vote “abstain” on Proposal Nos. 1 or 2, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote on the matter. Abstentions will not have any effect on the outcome of voting on Proposal Nos. 1 or 2. If you are a beneficial owner holding shares in a brokerage account or by a bank or other nominee, you may instruct your broker, bank or other nominee that you wish to abstain from voting on a proposal, and your vote will have the same effect as described above.
If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the New York Stock Exchange (“NYSE”) require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.” If you are the beneficial owner of shares and you do not give specific voting instructions to your broker, bank or other nominee, pursuant to NYSE Rule 452, the institution will only be entitled to vote your shares in its discretion with respect to the ratification of the independent registered public accounting firm

(Proposal No. 2). Therefore, no broker non-votes are expected to occur with respect to Proposal No. 2. Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal No. 1) unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on Proposal No. 1 in its discretion.
VOTING INSTRUCTIONS
You are entitled to one vote for each share of common stock that you own as of the close of business on the Record Date. Stockholders do not have the right to cumulative voting in the election of directors. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.
If Your Shares are Held in Your Name
Stockholders of Record.   If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and your proxy materials, proxy card or other voting instructions are being sent directly to you by our transfer agent. As a stockholder of record, you have the right to vote by proxy or to vote electronically during the Annual Meeting.
Voting by Proxy.   Even if you plan to attend the Annual Meeting virtually, please vote as soon as possible by Internet, phone or mail in accordance with the instructions provided to you on your notice of internet availability, proxy materials or proxy card from our transfer agent.
Voting During the Annual Meeting.   If you plan to attend the Annual Meeting virtually, you will be able to vote during the meeting. In order to vote at the Annual Meeting, please refer to the specific instructions set forth on each notice of internet availability of proxy materials or proxy card you received. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.
Multiple Proxy Cards.   If you receive more than one notice of internet availability or proxy card, it likely means that you have multiple accounts with the transfer agent. Please vote all of the shares.
Revoking your Proxy.   As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the Annual Meeting. There are several ways you can do this:
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by filing a written notice of revocation with our corporate secretary prior to commencement of the Annual Meeting;

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by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning a proxy card to the Company by mail; or

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by attending the Annual Meeting virtually and voting electronically.

If Your Shares are Held in “Street Name”
Beneficial Owners.   If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote.
Voting by Proxy.   If your shares are registered in the name of your broker or nominee, you will receive instructions from such broker or nominee that you must follow in order for your shares to be voted. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker or nominee does not have discretionary authority to vote.
Voting During the Annual Meeting.   If you plan to attend the Annual Meeting virtually and vote electronically, then you must separately obtain a legal proxy from your broker, bank, trustee or other nominee, giving you the right to vote your shares electronically during the meeting. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

Multiple Proxy Cards.   If you receive more than one notice of internet availability, broker proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record. Please vote all of the shares.
Revoking your Proxy.   If your shares are held in street name, you must contact your holder of record to revoke your proxy or voting instructions, as applicable.
Voting Procedures
By granting us your proxy, you authorize the individuals named on the proxy card or other instructions to represent you and vote your shares in the manner you indicate at the Annual Meeting or at any adjournment or postponement thereof. Shares represented by a proxy properly submitted prior to the Annual Meeting, unless revoked as described above, will be voted at the Annual Meeting in the manner specified on such proxy. If you properly return a proxy card but do not specify how you want to vote your shares at the Annual Meeting, your shares will be voted in accordance with the recommendation of our Board of Directors on each proposal.
Participation and Questions
We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.
We have reserved time for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Difficulties
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on June 5, 2026. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual meeting login page at www.virtualshareholdermeeting.com/VTS2026. We will have technicians available to assist you.
Tabulating the Vote
Broadridge Financial Solutions will tabulate votes in preparation for the Annual Meeting and will provide a third-party representative to act as inspector of election at the Annual Meeting. All votes received prior to the meeting date, and all votes cast at the Annual Meeting, will be tabulated by Broadridge Financial Solutions, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Other Information
Vitesse is making this solicitation and will bear the cost of soliciting proxies. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to stockholders and we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies.
None of the items proposed for approval at the Annual Meeting are of the nature that the laws of the state of Delaware or our Amended and Restated Bylaws (the “Bylaws”) would provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Board has nominated the following individuals for election as directors of the Company, to serve for a one-year term beginning at the Annual Meeting and expiring at the annual meeting of stockholders in 2027 (the “2027 Annual Meeting”), and until either they are re-elected or their successors are elected and qualified, subject to their earlier resignation or removal:
Linda L. Adamany
Jamie Benard
Brian P. Friedman
Daniel J. O’Leary
Cathleen M. Osborn
Gary D. Reaves
Randy I. Stein
Joseph S. Steinberg
All nominees are currently serving as directors of the Company, except Mr. Benard, whose appointment to the Board is effective May 1, 2026. Biographical information for each nominee is contained in the “Corporate Governance — Information About Our Board of Directors” section below.
Mr. Chernoff tendered his resignation as a director of the Board effective March 13, 2026. Accordingly, the size of the Board was reduced from nine directors to eight directors.
The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
Vote Required
The election of directors in Proposal No. 1 requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. In order for a director nominee to be elected by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees in Proposal No. 1.

CORPORATE GOVERNANCE
Our Board of Directors and Committees
Information About Our Board of Directors
The following table and accompanying narrative presents information, as of the Record Date, regarding the individuals who are serving as directors of Vitesse.
Name	Age	Position	Director Since
Linda L. Adamany	74	Director	2023
Jamie Benard	49	Director Nominee(1)	2026
Brian P. Friedman	70	Director	2023
Daniel J. O’Leary	70	Chairman	2023
Cathleen M. Osborn	73	Director	2023
Gary D. Reaves	46	Director	2025
Randy I. Stein	72	Director	2023
Joseph S. Steinberg	82	Director	2023

(1)
On March 26, 2026, in connection with the announcement of the departure of Robert Gerrity and the management transition of Brian Cree, the Board appointed Jamie Benard to serve as President and Chief Executive Officer of the Company and as a member of the Board, effective May 1, 2026.

Linda L. Adamany.   Ms. Adamany was elected as a member of our Board in connection with the Spin-Off. Ms. Adamany has been a director of Jefferies since 2014, a director of Jefferies Group LLC (“Jefferies Group”), previously Jefferies’ largest subsidiary, from November 2018 until November 1, 2022 (when Jefferies Group merged into Jefferies), and a director of Jefferies International Limited since March 2021. Ms. Adamany is the Senior Independent Director, chairs the Nominating & Corporate Governance Committee, and serves as a member of the Audit and Culture & Community Committees of the Jefferies Board. She also serves as Chair of the Remuneration Committee and a member of the Audit, Risk and Nominations and Corporate Governance Committees of Jefferies International Limited. Ms. Adamany also has served as a director of Coeur Mining Inc. (NYSE: CDE) since March 2013 and is a member of its Compensation and Nominations & Governance Committees and Chair of its Audit Committee, and as a director of BlackRock Institutional Trust Company, N.A. since March 2018, where she is a member of its Audit and Risk Committees.
From October 2017 through April 2019, Ms. Adamany served as a director and member of both the Audit Committee and the Safety, Assurance and Business Ethics Committee of Wood plc, a global leader in the delivery of project, engineering and technical services to energy and industrial markets. Prior to that time, from October 2012 until October 2017, Ms. Adamany served as a member of the board of directors of AMEC Foster Wheeler plc, and chaired its Health, Safety, Security, Environment and Ethics Committee and served as a member of its Audit Committee, Nominations and Governance Committee and Compensation Committee. Ms. Adamany also served as a member of the board of directors of National Grid plc from October 2006 until October 2012, where she was a member of the Audit, Environment and Safety, Nominations and Governance and Remuneration Committees. Ms. Adamany’s career reflects 32 years of diverse executive experience in global businesses, including 27 years at BP plc spanning from 1980 to 2007, where she held a variety of leadership roles in both business and functional support areas, including Refining and Marketing, Exploration and Production, Chemicals, Shipping, Supply and Trading, Logistics, Information Technology, Supply Chain Management, Strategy and Human Resources. Ms. Adamany is a C.P.A. and holds a B.S. in Business Administration with a major in Accounting, magna cum laude, from John Carroll University, where she also was the recipient of the Arthur Anderson prize awarded to the top accounting graduate. Other awards include Most Influential Corporate Director (Women’s Inc. 2018) and Top 22 Presidents of U.S. Private Clubs (2017 Boardroom Magazine).
We believe Ms. Adamany’s 27 years as an executive in the international oil & gas industry, as well as her financial expertise, combined with her service over the last 20 years on the boards of directors and committees of other public companies, including serving as the lead independent director, as well as chairing audit, nomination & corporate governance, compensation, risk, safety & environment and ethics committees, provides her with the necessary experience, qualification and skills to serve as a director of Vitesse.
Jamie Benard.   Mr. Benard was appointed as a member of our Board and as the President and Chief Executive Officer of Vitesse, effective May 1, 2026. Mr. Benard has served since 2023 as President of SOGC, LLC., a privately held upstream exploration and production company. Prior to joining SOGC, he was the principal and owner of Benargy LLC from 2021 until 2023, an advisory firm providing executive management services to energy companies, and held positions of increasing responsibility at Summit Discovery Resources LLC, an upstream exploration and production company, most recently serving as President and Chief Operating Officer from 2019 to 2021. Mr. Benard holds a B.S. in Business Administration and Management from the State University of New York at Fredonia.
We believe that Mr. Benard’s experience in the energy industry and position with the Company provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Brian P. Friedman.   Mr. Friedman was first elected as a member of our Board in connection with the Spin-Off. Mr. Friedman has served as a director and the President of Jefferies since March 2013, and as a director and executive officer of Jefferies Group from July 2005 until November 1, 2022 (when Jefferies Group merged into Jefferies), as well as Chairman of the Executive Committee of Jefferies Group from 2002 until November 1, 2022. Since 1997, Mr. Friedman also has served as President of Jefferies Capital Partners (formerly, FS Private Investments), a private equity fund management company controlled by Mr. Friedman. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz LLC and its successors, Mr. Friedman was an attorney with Wachtell, Lipton, Rosen & Katz.
Mr. Friedman has previously served on a number of boards of private and public portfolio companies and was on the board of Fiesta Restaurant Group (NASDAQ: FRGI) from 2011 through April 2021. Mr. Friedman is also engaged in a range of philanthropic efforts personally and through his family foundation and serves as the Co-Chairman of the board of Strive International, a workforce training effort, and Vice President of the HC Leukemia Foundation. He also serves as the Co-Chair of the Global Diversity Council at Jefferies. Mr. Friedman received a J.D. from Columbia Law School and a B.S. in Economics and M.S. in Accounting from The Wharton School, University of Pennsylvania.
We believe that Mr. Friedman’s business, financial, and management expertise, as well as his experience serving on the boards of public companies, give him the necessary experience, qualifications and skills to serve as a director of Vitesse.
Daniel J. O’Leary.   Mr. O’Leary was elected as a member of our Board in connection with the Spin-Off and appointed as Chairman of the Board in March 2026. He has served on the board of Hillman Solutions Corp. (NASDAQ: HLMN) since 2021 and currently serves on its Audit and Nominating, Governance and Environmental and Social Responsibility Committees. Mr. O’Leary has served on the board of Custom Ecology, Inc. since 2021 as its Non-Executive Chairman. Additionally, he served as a director on the board of Sprint Industrial from 2017 to 2019.
Mr. O’Leary is an independent consultant who served as President and Chief Executive Officer of Edgen Murray Corporation, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, from 2003 to 2021, and guided a management buyout that grew the company through a series of acquisitions and growth initiatives during that time. He was appointed Chairman of the board of Edgen Murray Corporation in 2006 and served in that role until March 2021. Edgen Murray Corporation completed its initial public offering in May 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O’Leary has served on various boards within Sumitomo Corporation and its subsidiaries. Mr. O’Leary received a B.S. in Education from Tulsa University.
We believe Mr. O’Leary’s management, operational and business experience, combined with his long career principally in the oil and gas and energy infrastructure markets, provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.

Cathleen M. Osborn.   Ms. Osborn was elected as a member of our Board in connection with the Spin-Off. Ms. Osborn is retired with extensive experience as a corporate attorney for nearly 30 years with legal and M&A related transaction experience in the energy industry. Ms. Osborn served as Executive Vice President, General Counsel and Corporate Secretary of SRC Energy Inc., an oil and gas company, from August 2015 until the company’s merger with PDC Energy, Inc. in 2020. Prior to that, Ms. Osborn was Deputy General Counsel of Whiting Petroleum Corporation, an oil and gas company, from 2014 to August 2015, and General Counsel of Kodiak Oil & Gas Corporation, an oil and gas company, from 2011 until it merged with Whiting Petroleum Corporation in 2014. Ms. Osborn received her B.A. and J.D. from the University of Denver.
We believe that Ms. Osborn’s experience leading the in-house legal departments at several public oil and gas companies provides her with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Gary D. Reaves.   Mr. Reaves was appointed to our Board in connection with the Lucero Acquisition. Mr. Reaves is a Managing Partner at First Reserve, a leading global private equity firm investing across energy, utility, and industrial markets, which he joined in 2006. Prior to its merger with Vitesse in March 2025, Mr. Reaves served as a director of Lucero Energy Corp since May 2020. He also served as a director of Crestwood Equity Partners LP, from January 2019 through March 2021 and again from September 2022 until its merger with Energy Transfer LP in November 2023. Additionally, Mr. Reaves serves as a director of numerous other private companies associated with his role at First Reserve. Prior to joining First Reserve, Mr. Reaves held roles in the Global Energy Group at UBS Investment Bank and Howard Frazier Barker Elliott, Inc. Mr. Reaves received a B.B.A. from the University of Texas.
We believe that Mr. Reaves’ financial and energy industry expertise and his experience serving on public and private company boards of directors provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Randy I. Stein.   Mr. Stein was elected as a member of our Board in connection with the Spin-Off. Mr. Stein is a self-employed tax, accounting and general business consultant, having retired from PricewaterhouseCoopers LLP in 2000. Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice.
Mr. Stein currently serves on the board, and as President effective March 1, 2026, of Club Oil & Gas Inc., a private company that invests in oil and natural gas and real estate interests. Mr. Stein previously served as a director and Chairman of the Audit Committee of Denbury Resources Inc. from 2005 to 2020, HighPoint Resources Corporation (formerly, Bill Barrett Corporation) from 2004 to 2021 and Westport Resources Inc. from 2000 to 2004, all public oil and gas companies. In addition, Mr. Stein served from 2001 through 2005 as a director of Koala Corporation, a Denver-based public company engaged in the design, production, and marketing of family convenience products. Mr. Stein also was previously employed as an executive director of a Denver-based independent oil and gas company. Mr. Stein received a B.S. in Accounting from Florida State University.
We believe that Mr. Stein’s experience serving on multiple public company boards of directors, including his multiple positions as an audit committee chair, as well as his experience in the energy industry, provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Joseph S. Steinberg.   Mr. Steinberg was elected as a member of our Board in connection with the Spin-Off. He has served as a director of Jefferies since December 1978 and as its Chairman since March 2013.
Mr. Steinberg has served on the board of Crimson Wine Group, Ltd. since 2013. Previously, Mr. Steinberg served as a director overseeing Jefferies’ investments in HomeFed Corporation, HRG Group, and Spectrum Brands Holdings, Inc. and as a director of Fidelity & Guaranty Life and of Pershing Square Tontine Holdings, Ltd. Mr. Steinberg received an M.B.A. from Harvard Business School and an A.B. in Government from New York University.
We believe that Mr. Steinberg’s business, financial and management expertise and his experience serving on public company boards of directors provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.

Director Independence
NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any relationship with management or the Company that may interfere with the exercise of such director’s independent judgment, including the nature of any personal friendships or relationships that would disqualify the director from being independent under the rules of the NYSE.
The Board has assessed the independence of each director under the independence standards of the NYSE. The Board has determined that each of Messrs. Friedman, O’Leary, Stein, Steinberg and Reaves and Mmes. Adamany and Osborn are considered independent under the NYSE rules. In connection with its assessment of the independence of each director, the Board also determined that Messrs. O’Leary and Stein and Mmes. Adamany and Osborn are independent as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the standards set forth by the NYSE applicable to members of the audit committee and that Mmes. Adamany and Osborn and Messrs. O’Leary and Reaves meet the independence requirements as set forth in Rule 10C-1 of the Exchange Act and under the standards set forth by the NYSE applicable to members of the compensation committee.
Nomination of Directors
The Nominating, Governance and Environmental and Social Responsibility (“NGESR”) Committee identifies, screens, reviews, and recommends to the Board individuals qualified to serve as directors, consistent with criteria approved by the Board and the commitment of the Company and the Board to a standard of Board inclusiveness. The NGESR Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of the Company’s business and a reputation for integrity. The NGESR Committee’s charter requires that women and minority candidates are included in each pool of individuals from which new Board nominees are chosen and that the NGESR Committee considers diverse candidates from non-traditional venues. In evaluating director nominees, the NGESR Committee considers, among other things, each potential nominee’s past Board and committee meeting attendance and performance; personal and professional integrity; and relevant experiences, backgrounds, skills, qualifications, attributes and contributions that the nominee brings to the Board.
The NGESR Committee will treat recommendations for directors that are received from stockholders on the same basis as recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures outlined in this proxy statement.
Executive Succession Planning
The NGESR Committee, in consultation with the Chief Executive Officer or other executive officers as needed, reports from time to time to the Board on executive officer succession planning. In October of 2025, the Board established a temporary Succession Advisory Committee to consider succession planning for the executive officers of the Company. The Committee consisted of Mr. O’Leary (Chairman), Ms. Adamany, Mr. Reaves, and Mr. Stein. The entire Board worked with the NGESR Committee, and the Succession Advisory Committee, to evaluate potential successors to the Chief Executive Officer and other executive officers. The Succession Advisory Committee was disbanded in connection with the announcement of management transition in March of 2026. Additionally, the executive officers periodically discuss succession planning with the Board in the event of an emergency or retirement.
Meetings and Attendance
During the 2025 fiscal year, our Board of Directors held four meetings, our Audit Committee held four meetings, our Compensation Committee held four meetings and our NGESR Committee held three meetings. In addition to regularly scheduled meetings, the Board and each committee may hold special meetings from time to time and take action by written consent in lieu of a meeting. Each incumbent Board member attended at least 75% of the aggregate of the Board of Directors meetings held in 2025 and the Audit Committee,

Compensation Committee and NGESR Committee meetings held in 2025 for which such director was a committee member. The Board encourages all directors to attend the annual meeting of stockholders and six members of the Board attended the annual meeting of stockholders in 2025.
Committees of the Board
Our Board has an Audit Committee, NGESR Committee and Compensation Committee and may delegate authority to other committees for specific or limited purposes on an ad hoc basis. The Board committees act in an advisory capacity to the full Board, except that the Compensation Committee has direct responsibility for the goals, performance evaluation and compensation of the Company’s executive officers, and the Audit Committee has direct responsibility for appointing, replacing, compensating and overseeing the outside auditor. Our Board has adopted written charters for each of the standing committees that establish the committees’ respective roles and responsibilities, which are posted on our website. In addition, each committee has the authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee are more fully described in our Audit Committee charter, which is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.” Among other duties, the Audit Committee:
•
assists the Board in its oversight of (i) the conduct of our financial reporting process, including by overviewing the integrity of the financial reports and other financial information provided by us to any governmental or regulatory body or the public, (ii) the performance of Vitesse’s accounting, internal control over financial reporting and internal audit functions and (iii) the performance of our outside auditor, including their qualifications and independence, and the annual independent audit of our financial statements;

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oversees the annual audit and reviews the annual audit report of the outside auditor;

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prior to public release, discusses with management and the outside auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

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reviews periodically with management the Code of Business Conduct and Ethics and other compliance and ethics programs;

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oversees the Company’s Commodity Price Hedging Policy;

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reviews accounting policies and system of internal controls;

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appoints, evaluates, compensates and oversees the work of the outside auditor;

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considers and pre-approves, as appropriate, all auditing and non-auditing services provided by the outside auditor;

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reviews our internal audit plan, including approval of the risk assessment methodology used in its development and the responsibilities, budget and staffing of the internal audit function;

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reviews legal and regulatory matters that may have a material impact on our financial statements and internal controls;

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confers with our independent petroleum reservoir engineering firm and reviews with management, including our internal reserves personnel, the preparation of our oil and gas reserves report, the process by which our oil and gas reserves are estimated and reported and the associated disclosure; and

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retains independent outside professional advisors, as needed.

The Audit Committee consists of Mr. Stein, Ms. Adamany, Mr. O’Leary and Ms. Osborn, with Mr. Stein serving as chair. The Audit Committee consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee is financially literate, and Mr. Stein and Ms. Adamany have the accounting and related financial management expertise and satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC, as those qualifications are interpreted by our Board in its business judgment.
Nominating, Governance and Environmental and Social Responsibility Committee
The responsibilities of our NGESR Committee are more fully described in our NGESR Committee charter, that is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.” Among other duties, the NGESR Committee:
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identifies, screens and reviews individuals qualified to serve as directors, consistent with criteria approved by the Board and the commitment of Vitesse and the Board to a standard of Board inclusiveness, and recommends to the Board the nominees for election or re-election at the next annual meeting of stockholders and for filling any Board vacancies;

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oversees the evaluation of the Board and individual directors;

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establishes and recommends to the Board Vitesse’s Corporate Governance Guidelines (as defined below), as well as oversees the implementation and effectiveness of and recommends modifications as appropriate to such guidelines;

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reviews and recommends to the Board for approval any changes in the compensation of non-employee directors;

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assists the Board in its oversight of, and discusses with management as appropriate, our policies and strategies relating to human capital management, including recruiting, retention, and diversity;

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oversees and provides input to management on Vitesse’s risks, policies, strategies and programs related to matters of sustainability, corporate social responsibility, corporate culture and corporate governance;

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considers and provides input to management on social, political and environmental trends in public policy, regulation and legislation and considers additional corporate social responsibility actions in response to such issues;

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reviews the goals established from time to time for Vitesse’s performance with respect to matters of sustainability and corporate social responsibility and monitors Vitesse’s progress against those goals and Vitesse’s Corporate Social Responsibility Principles (the “CSR Principles”);

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reviews Vitesse’s sustainability and corporate social responsibility reports as may be issued from time to time;

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as requested by the Board, makes recommendations to the Board with respect to matters affecting corporate environmental, social and governance (“ESG”) responsibilities and related corporate conduct consistent with Vitesse’s CSR Principles;

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receives periodic reports from management regarding relationships with key external stakeholders that may have a significant impact on Vitesse’s ESG initiatives as well as business activities and performance;

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reviews Vitesse’s charitable giving policies and programs and receives reports from management on Vitesse’s charitable contributions;

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reviews stockholder proposals relating to corporate governance, public policy, sustainability and corporate social responsibility issues;

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reviews and approves annually (and periodically when material changes are proposed) the CSR Principles; and

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retains independent outside professional advisors, as needed.

The NGESR Committee consists of Mr. O’Leary, Ms. Adamany, Mr. Stein and Ms. Osborn, with Mr. O’Leary serving as chair. The NGESR Committee consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE.
Compensation Committee
The responsibilities of the Compensation Committee are more fully described in our Compensation Committee charter, that is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.” Among other duties, the Compensation Committee:
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oversees senior management in establishing Vitesse’s general compensation philosophy and overseeing the development and implementation of compensation programs;

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reviews and approves corporate goals and objectives relevant to the compensation of Vitesse’s executive officers, evaluates the performance of the executive officers in light of those goals and objectives, and sets the executive officers’ compensation level based on this evaluation;

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oversees the executive officers in formulating the compensation programs applicable to the senior management of Vitesse, including periodic review of perquisites and expense account policies applicable to senior management;

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makes recommendations to the Board with respect to our incentive compensation plans and equity-based plans that are subject to Board approval, reviews and approves awards and grants made pursuant to these plans and discharges any other responsibilities imposed on the Compensation Committee by any of these plans;

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reviews our compensation policies and practices for executive officers and employees generally;

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prepares compensation disclosure to be included in our annual proxy statement;

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evaluates whether the work of any compensation consultant has raised any conflict of interest;

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review and approve annually the compensation of related persons (as defined in the Company’s Related Person Transaction Policy);

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makes a recommendation to the Board regarding the frequency of the advisory vote on compensation of our named executive officers; and

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retains independent outside professional advisors, as needed.

The Compensation Committee consists of Ms. Adamany, Mr. O’Leary, Ms. Osborn and Mr. Reaves, with Ms. Adamany serving as chair. The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and Rule 10C-1 under the Exchange Act and are “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee may form, and delegate its authority, to a subcommittee.
Role of the Compensation Consultant.   For 2025, the Compensation Committee retained Meridian Compensation Partners (the “Compensation Consultant”) to serve as an independent consultant to the Compensation Committee to provide information and objective advice regarding executive compensation. At the time of the initial engagement and on an annual basis thereafter in connection with its ongoing engagement, the Compensation Committee assessed the Compensation Consultant’s independence, taking into consideration all relevant factors the Compensation Committee deemed appropriate to the Compensation Consultant’s independence, including factors specified in the NYSE listing standards. The Compensation Committee also annually evaluates whether the Compensation Consultant’s work has raised any conflicts of interest under the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE. The Compensation Committee did not direct the Compensation Consultant to perform its services in any particular manner or under any particular method. The Compensation Consultant does not provide any services to the Company other than in its role as advisor to the Compensation Committee, and the Compensation Committee has determined that no conflicts of interest exist as a result of the engagement of the Compensation Consultant. The Compensation Committee has also retained the Compensation Consultant as its independent consultant on executive compensation for 2026.
Board Leadership
The Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer and during times of transition. By meeting in executive sessions, the non-management directors have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present. Executive sessions are led by our Chairman of the Board, or the committee chair, as appropriate. The Board conducts a self-evaluation of its performance at least annually.
Risk Oversight
The Board has overall responsibility for overseeing management’s implementation of enterprise risk management, including any significant financial risk exposures, commodity price risk, operating risk, political and regulatory risk and cybersecurity risk, including artificial intelligence related risks, and the actions management has taken to monitor and mitigate such risks. In discharging its oversight responsibilities, the Board may receive reports from, and coordinate with, each of the three standing Board committees with respect to the risks inherent in each committee’s specific areas of responsibility. Furthermore, in discharging such oversight responsibilities, the Board may from time to time delegate additional authority and responsibilities to one or more standing committees. With the assistance of an outside internal audit firm, management conducts and maintains an enterprise risk management exercise to identify the material risks to the Company as well as mitigating efforts to reduce or eliminate these risks. The results of this exercise are reported to the Audit Committee.
The Audit Committee considers and reviews with management, along with the outside and internal auditors, the Company’s significant risks or exposures and the steps management has taken to control and mitigate such risks. The Audit Committee additionally oversees the Company’s underlying policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices for executive officers and employees. The NGESR Committee oversees and provides input to management on the Company’s risks, policies, strategies and programs related to matters of sustainability, corporate social responsibility, corporate culture and corporate governance.
Communications with the Board of Directors
Stockholders or other interested parties can contact any director, any committee of the Board or our non-management or independent directors as a group, by writing to them c/o Secretary, Vitesse Energy, Inc., 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111. The Secretary will review all such correspondence and forward to the relevant members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deal with the functions of the Board or committees thereof or that otherwise are determined to require attention of the relevant directors. Non-management directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board as applicable, and request copies of any such correspondence. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be brought to the attention of the Chair of the Audit Committee.
Code of Business Conduct and Ethics
In connection with its oversight of our operations and governance, the Board has adopted, among other things, a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues. Our Code of Business Conduct and Ethics addresses conflicts of interest, confidentiality and insider trading, corporate opportunities, fair dealing, use of Company assets, anti-bribery and anti-corruption, accounting matters, health and safety, human rights, human trafficking, equal employment, discrimination and harassment, among other matters. Our Code of Business Conduct and Ethics can be viewed on our website at www.vitesse-vts.com under the heading “Investor Relations,” subheading

“Governance” and subheading “Governance Documents.” We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE rules.
Insider Trading Policy and Hedging Transactions
The Board also adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees, and to the Company itself in the repurchase of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy can be viewed on our website at www.vitesse-vts.com under the heading “Investor Relations,” subheading “Governance” and subheading “Governance Documents.”
Pursuant to the Company’s Insider Trading Policy, all directors and executive officers of the Company are prohibited from hedging Company securities. This includes all forms of hedging, including, directly or indirectly, engaging in short selling, option transactions and other derivative transactions involving the Company’s securities.
Corporate Governance Guidelines
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:
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director independence;

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director responsibilities;

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candor and avoidance of conflicts;

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executive sessions, including executive sessions of independent directors;

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the appointment of an independent director to serve as the Board’s lead independent director (the “Lead Independent Director”) in the event the Chairman of the Board is not an independent member of the Board;

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succession planning;

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director nominations;

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director resignation policy;

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director orientation and continuing education;

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service on other boards and other activities;

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term and age limits;

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risk management;

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board compensation and stock ownership;

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board materials and information;

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board access to senior managers and independent advisers;

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communications with non-management members of the Board;

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number, structure, independence and appointment of Board committees; and

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annual self-evaluations of the Board and its committees.

The Corporate Governance Guidelines are posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” subheading “Governance” and subheading “Governance Documents.” The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Board.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111.
Information About Our Executive Officers
The following table and accompanying narrative presents information, as of the Record Date, regarding the individuals who are serving as executive officers of Vitesse. Our executive officers, their ages and offices held are as follows:
Name	Age	Position	Officer Since
Brian J. Cree	62	President and Interim Chief Executive Officer	2022
James P. Henderson	60	Chief Financial Officer	2023
Brian J. Cree.   Mr. Cree was appointed the President and Chief Operating Officer of Vitesse in August 2022 and continued as President following the Company’s Spin-Off. On March 26, 2026, Mr. Cree notified the Board of his decision to retire from the Company effective December 31, 2026. Also on March 26, 2026, the Board appointed Mr. Cree to serve as Interim Chief Executive Officer of the Company. Mr. Cree will serve as President and Interim Chief Executive Officer until May 1, 2026, when it is anticipated that Mr. Benard will join the Company, following which, Mr. Cree will relinquish his duties as an officer of the Company and transition to the role of Senior Advisor to the Company to support the leadership transition until his retirement on December 31, 2026. Mr. Cree has worked in the oil and natural gas industry for over 30 years. In 1987, he joined the predecessor of Gerrity Oil & Gas Corporation and worked for almost nine years to grow and eventually merge Gerrity Oil & Gas Corporation with Patina Oil & Gas Corporation in 1996. While at Gerrity Oil & Gas Corporation, Mr. Cree held various financial and operational roles, including Chief Financial Officer, Senior Vice President of Operations and Chief Operating Officer, and served as a director on its board of directors. Mr. Cree served as Executive Vice President and Chief Operating Officer and as a director of Patina Oil & Gas Corporation from 1996 to 1999, following which time he spent close to ten years as the Chief Financial Officer and/or Chief Operating Officer at various companies focused on oil and gas software, the creation of a molecular memory technology and the use of biotechnology to create sustainable natural gas. Mr. Cree has served as the President of Vitesse Energy, LLC, our predecessor (“Vitesse Energy”) since its inception in 2014 and the Chief Operating Officer of Vitesse Energy since 2020, and also previously served as the Chief Financial Officer of Vitesse Energy from 2014 to 2020. In addition, Mr. Cree has served as the President of Vitesse Oil, LLC (“Vitesse Oil”) since 2013 and the Chief Operating Officer of Vitesse Oil since 2020, and also previously served as the Chief Financial Officer of Vitesse Oil from 2013 to 2020. Mr. Cree served as Vice Chairman of the Colorado Oil and Gas Conservation Commission, a position appointed by the Governor of Colorado, from 1999 through 2007. He received a B.A. in Accounting from the University of Northern Iowa.
James P. Henderson.   Mr. Henderson was appointed as the Chief Financial Officer of Vitesse in August 2023. Mr. Henderson has over 30 years of oil and gas experience and most recently served as Executive Vice President Finance and Chief Financial Officer of Whiting Petroleum Corporation (“Whiting”) from September 2020 until the closing of its merger with Oasis Petroleum Inc. (“Oasis”) in July 2022. Prior to joining Whiting, Mr. Henderson served as Executive Vice President and Chief Financial Officer of SRC Energy Inc. from 2015 until the closing of its merger with PDC Energy, Inc. in January 2020. From January 2020 until September 2020 and from July 2022 to August 2023, he was a private investor. Mr. Henderson also served as Executive Vice President and Chief Financial Officer of Kodiak Oil & Gas Corporation (“Kodiak”) until its acquisition by Whiting in 2014. Prior to joining Kodiak, Mr. Henderson held various positions at Aspect Energy, Anadarko Petroleum Corporation, Western Gas Resources, Inc., Apache Corporation and Pennzoil Company. Mr. Henderson has served as a board member of Dynamix Corporation III, a publicly traded special purpose acquisition company, since November 2025. He holds a Bachelor of Business Administration degree in accounting from Texas Tech University and a Master of Business Administration degree in finance from Regis University.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Prior to the Annual Meeting, the Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The Board is submitting the appointment of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.
Deloitte has served as the Company’s independent registered public accounting firm since 2021. The following is a summary of fees paid to Deloitte for audit, audit-related, tax and other services provided during the years ended December 31, 2025 and 2024:
Audit and Other Fees
	2025	2024
Audit Fees(1)	$1,150,000	$757,000
Audit Related Fees	71,895	185,000
Tax Fees	459,927	232,397
All Other Fees	—	—
Total Fees	$1,681,822	$1,174,397

(1)
Audit Fees consist of the aggregate fees billed for professional services rendered for audit and review procedures performed with regard to the Company’s annual and interim consolidated financial statements.

All of the services described in the table above provided were pre-approved by the Board. Among other duties, our Audit Committee is responsible for the appointment, compensation, evaluation and oversight of the Company’s independent registered public accounting firm and considering and pre-approving, as appropriate, all auditing and non-auditing services provided by the Company’s outside auditor. The duties of the Audit Committee are described in the “Audit Committee Charter” that is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.”
The Company expects that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the votes cast at the meeting by the holders of shares entitled to vote on the matter, voting as a single class. Abstentions are not considered votes cast and will have no effect on the outcome of the vote. As discussed above, we do not expect any broker non-votes with respect to this proposal.
Recommendation
The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 (Proposal No. 2).

AUDIT COMMITTEE REPORT
Composition of the Audit Committee
The members of the Audit Committee are Randy I. Stein (Chairman), Linda L. Adamany, Daniel J. O’Leary and Cathleen M. Osborn. The Board has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and listing standards of the NYSE, and that Mr. Stein, the Chairman of the Audit Committee, and Ms. Adamany, are both “audit committee financial experts” within the meaning of SEC regulations. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.
Primary Oversight Responsibilities
Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.
Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements, to the extent they may materially impact the Company’s financial statements, financial reporting processes, accounting policies or internal audit functions; (3) the Company’s compliance with the Company’s Corporate Code of Business Conduct and Ethics and Financial Code of Ethics; (4) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; (5) audit of the Company’s financial statements performed by the independent registered public accounting firm; and (6) effectiveness and performance of the Company’s internal audit function.
Oversight of Independent Auditors
In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including taking into account the opinion of management. In doing so, the Audit Committee considers a number of factors, including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; objectivity; independence; and the potential impact of changing the independent registered public accounting firm. Based on this evaluation, the Audit Committee has retained Deloitte as our independent registered public accounting firm for 2026.
The Audit Committee and Board believe that it is in the best interests of the Company and its stockholders to continue retention of Deloitte to serve as our independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm.
Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accounting firm. The Audit Committee is also directly responsible for reviewing with the independent registered public accounting firm the plans and scope of the audit engagement and providing an open venue of communication between our management, the internal audit function, ethics and compliance function, the independent registered public accounting firm and the Board. The Audit Committee has discussed with management and Deloitte such other matters and received such assurances from them as the Audit Committee deemed appropriate.
2025 Audited Financial Statements
In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025:

•
The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management;

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The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” as adopted by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team; and

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The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K filed with the SEC.
Audit Committee of the Board of Directors
Randy I. Stein (Chairman)
Linda L. Adamany
Daniel J. O’Leary
Cathleen M. Osborn

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
The following discussion relates to the compensation of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of the last completed fiscal year, as determined under the rules of the SEC, based on compensation paid to or earned by such individuals for the fiscal years ended December 31, 2025, and December 31, 2024. We are an “emerging growth company,” as such term is defined in the Jumpstart Our Business Startups Act. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules in Item 402 (l)-(r) of Regulation S-K applicable to “smaller reporting companies” (as such term is defined in Item 10(f) of Regulation S-K), which allow reduced disclosures for the compensation provided to our executive officers. The following sections provide compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
These executive officers, whom we refer to as our “Named Executive Officers,” or our “NEOs” are:
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Robert W. Gerrity, who served as our Chairman and Chief Executive Officer;

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Brian J. Cree, who serves as our President and Interim Chief Executive Officer; and

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James P. Henderson, who serves as our Chief Financial Officer.

On March 26, 2026, Mr. Gerrity resigned as Chairman and Chief Executive Officer of the Company. Upon Mr. Gerrity’s departure, Mr. Cree assumed the role of Interim Chief Executive Officer of the Company. Mr. Cree also continues to serve as President of the Company. It is anticipated that Jamie Benard will assume the role of President and Chief Executive Officer of the Company on May 1, 2026, following which Mr. Cree will relinquish his duties as an officer of the Company and transition to the role of Senior Advisor of the Company until his anticipated retirement on December 31, 2026.
Summary Compensation Table
The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2025 and December 31, 2024.
Name And Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert W. Gerrity, Chief Executive Officer	2025	570,000	1,780,317	864,000	—	3,214,317
	2024	570,000	2,072,950	675,029	—	3,317,979
Brian J. Cree, President	2025	440,000	1,068,190	567,000	27,050	2,102,240
	2024	440,000	984,669	442,914	26,550	1,894,133
James P. Henderson, Chief Financial Officer	2025	400,000	667,640	455,000	15,000	1,537,640
	2024	400,000	725,528	355,279	17,000	1,497,807

(1)
Represents the grant date fair value of restricted stock unit awards (“RSU”) and performance stock unit awards (“PSU”) that were granted in the year indicated. The grant date fair value of the PSU awards are shown in the table above based on the probable outcome of the performance conditions as of the date of grant, which was target. If the maximum amount, rather than the probable amount, were reported in the table with respect to the performance stock awards, the values would be as follows for each NEO for 2025: Mr. Gerrity, $2,124,108, Mr. Cree, $1,274,456, and Mr. Henderson, $796,547, and for 2024: Mr. Gerrity, $2,512,174, Mr. Cree, $1,193,308, and Mr. Henderson, $879,259. The assumptions used in the valuation of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025, determined without regard to forfeitures and filed with the SEC on March 2, 2026.

(2)
For 2025, represents the amounts paid in 2026 pursuant to fiscal 2025 awards under our Short-Term Incentive Plan. For 2024, represents the amounts paid in 2025 pursuant to fiscal 2024 awards under our Short-Term Incentive Plan.

(3)
“All Other Compensation” for Messrs. Cree and Henderson includes matching contributions under our 401(k) plan and, in Mr. Cree’s case, contributions made on behalf of the executive to a Health Savings Account.

Narrative to the Summary Compensation Table
This discussion relates to the compensation paid to or earned by the NEOs in fiscal year 2025.
2025 Long Term Equity Incentive Awards
Our Plan and Our Process
In connection with the Spin-Off, we also adopted the VTS LTIP, which was amended and restated in 2025, pursuant to which the Board or the Compensation Committee may currently issue up to 4,540,500 shares of our common stock pursuant to the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards, or any combination of the foregoing.
We do not grant equity awards, including options, in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis for the purposes of affecting the value of executive compensation. We have not historically awarded any options to our NEOs and did not do so during the last completed fiscal year ended December 31, 2025. We do not currently have a formal grant policy in place for equity-based awards, but if stock options or similar awards were to be granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock.
Our 2025 Grants
On March 5, 2025, Messrs. Gerrity, Cree, and Henderson each received grants comprised of 40% time-based RSUs and 60% performance-based PSUs, as summarized in the table below.
Executive	Time-based RSUs (40%)	Performance-based PSUs (60%)
Gerrity	30,078	45,117
Cree	18,047	27,070
Henderson	11,280	16,919
Description	Time-based vesting in three equal installments	Performance-based vesting between 0% and 200% at the end of a three-year performance period (cliff)
The RSU awards were granted pursuant to the Form of RSU Award Agreement (Executive — Three-Year Vesting), which provides that such RSUs will vest in three equal annual installments, subject to continued employment through such dates. See the section below entitled “Potential Payments Upon Termination” for a description of the accelerated vesting provisions applicable to these awards.
The PSU award agreements provide that the PSUs will vest on December 31, 2027, subject to the NEOs’ continued employment through such date and subject to the satisfaction of the performance conditions contained in the award. Pursuant to the award agreements, a number of PSUs between 0% – 200% of the target amount may be earned based on the Company’s relative total stockholder return rank among a group of peer companies over the performance period. See the section below entitled “Potential Payments Upon Termination” for a description of the accelerated vesting provisions applicable to these awards.

2025 Short-Term Incentive Plan Awards
In 2025, based on the analysis provided by the Compensation Consultant, the Company adopted a Short-Term Incentive Plan (the “STIP”) that is based two-thirds on the quantitative Company performance metrics specified below and one-third on an individual’s performance for the year with half of this one-third determined by the sourcing, analysis, and Board presentation of investment opportunities, along with the integration of successful acquisitions (“Acquisition Performance”) for the year. For the 2025 STIP awards, award targets were set as a percentage of each current NEOs’ base salary, with threshold and maximum opportunities available depending upon individual performance, including with Acquisition Performance, and Company performance as compared against the pre-established performance criteria. The performance period for the 2025 STIP awards was from January 1, 2025, through December 31, 2025. Target 2025 STIP awards for the Company’s NEOs were set as follows:
Name	Target Percentage Of Salary
Robert W. Gerrity	100%
Brian J. Cree	85%
James P. Henderson	75%
Under the STIP, threshold performance against the Company performance metrics results in payouts equal to 50% of target, while maximum performance (outperform) will result in payouts capped in the aggregate at 200% of target, with payouts between such benchmark levels generally distributed on a straight-line basis. Performance below the threshold level will result in no payouts. The quantitative performance metrics for the 2025 STIP awards (and respective weightings for each metric expressed as a percentage of the two-thirds) were as follows:
Performance Metric	Metric Weight %
Annual Dividend	35%
Net Debt/Adjusted EBITDA	35%
Operating Performance	30%
The Operating Performance metric category was further divided by the following metrics:
Operating Performance Metric	Metric Weight %
Annual Production	7.5%
Capital Expenditures	7.5%
Oil as a Percentage of Production	7.5%
Adjusted EBITDA	2.5%
Hedging	2.5%
Total Stockholder Return	2.5%
The Compensation Committee determined that the Company performance metrics were achieved at 127% of target and that each NEO, performed at 200% of target for individual performance, including Acquisition Performance, resulting in the 2025 STIP awards set forth in the “Non-Equity Incentive Plan Compensation” column to the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End
The following table discloses the number and value of RSUs and PSUs granted under the Vitesse Energy, Inc. Long-Term Incentive Plan to our NEOs as of December 31, 2025.
	STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert W. Gerrity	01/13/2023	500,000(2)	9,630,000	—	—
	01/13/2023	50,000(3)	963,000	—	—
	02/23/2024	25,352(4)	488,280	—	—
	02/23/2024	—	—	114,086(7)	2,197,296
	03/05/2025	30,078(5)	579,302	—	—
	03/05/2025	—	—	90,234(8)	1,737,907
Brian J. Cree	01/13/2023	121,000(2)	2,330,460	—	—
	01/13/2023	121,000(3)	2,330,460	—	—
	02/23/2024	12,042(4)	231,929	—	—
	02/23/2024	—	—	54,192(7)	1,043,738
	03/05/2025	18,047(5)	347,585	—	—
	03/05/2025	—	—	54,140(8)	1,042,736
James P. Henderson	09/01/2023	60,000(6)	1,155,600	—	—
	02/23/2024	8,873(4)	170,894	—	—
	02/23/2024	—	—	39,930(7)	769,052
	03/05/2025	11,280(5)	217,253	—	—
	03/05/2025	—	—	33,838(8)	651,720

(1)
The market value of these shares is based on the closing price of the Company’s common stock on December 31, 2025 ($19.26), the last trading day of the fiscal year.

(2)
Represents RSUs that have the Retirement Vesting Provisions (as defined below) that vest over three years in equal annual installments, one-third of which vested on January 13, 2024, one-third of which vested on January 13, 2025, and one-third of which vested on January 13, 2026.

(3)
Represents RSUs that vest over three years in equal annual installments, one-third of which vested on January 13, 2024, one-third of which vested on January 13, 2025, and one-third of which vested on January 13, 2026.

(4)
Represents RSUs that vest over three years in equal annual installments, one-third of which vested on February 23, 2025 and one-third of which vested on February 23, 2026, with the remainder to vest on February 23, 2027.

(5)
Represents RSUs that vest over three years in equal annual installments, one-third of which vested on February 23, 2026, with the remainder to vest on February 23, 2027 and February 23, 2028.

(6)
Represents RSUs that vest over three years in equal annual installments, one-third of which vested on September 1, 2024 and one-third of which vested on September 1, 2025, with the remainder to vest on September 1, 2026.

(7)
Pursuant to the applicable rules, this amount reflects the maximum number of PSUs held by the NEO that were granted in 2024 because performance as of December 31, 2025 was above target for the 2024 PSUs. Disclosure rules require the calculation to be one level higher than the level achieved for periods prior to vesting. The PSUs granted in 2024 vest on December 31, 2026, so long as the NEO remains continuously employed by us from the grant date through the vesting date and if the applicable performance conditions are met.
(8)
Pursuant to the applicable rules, this amount reflects the maximum number of PSUs held by the NEO that were granted in 2025 although performance as of December 31, 2025 was at target for the 2025 PSUs. Disclosure rules require the calculation to be one level higher than the level achieved for periods prior to vesting. The PSUs granted in 2025 vest on December 31, 2027, so long as the NEO remains continuously employed by us from the grant date through the vesting date and if the applicable performance conditions are met.

New 2026 Arrangements
Cree Offer Letter
On March 26, 2026, the Board appointed Mr. Cree to serve as Interim Chief Executive Officer of the Company. Mr. Cree will serve as President and Interim Chief Executive Officer until May 1, 2026, when Mr. Benard is anticipated to join the Company, following which, Mr. Cree will relinquish his duties as an officer of the Company and transition to the role of Senior Advisor to the Company to support the leadership transition until his retirement on December 31, 2026. As agreed to in the Offer Letter between the Company and Mr. Cree (the “Cree Offer Letter”), Mr. Cree will receive his current base salary of $440,000 (prorated for the applicable period) through June 30, 2026. Beginning July 1, 2026, Mr. Cree’s salary will be reduced to a rate of $20,000 per month. Mr. Cree will receive accelerated vesting of one-half of his outstanding and unvested RSUs and PSUs (based on the target level of performance), representing 36,109 shares of Company common stock and related accrued, but unpaid dividends, subject to continued employment through June 30, 2026. Mr. Cree will receive (i) payment of an annual bonus for 2026 in the amount of $225,000 and (ii) accelerated vesting of his remaining outstanding and unvested RSUs and PSUs (based on the target level of performance), representing 36,109 shares of Company common stock and accrued, but unpaid dividends, subject to (x) continued employment through December 31, 2026 and (y) the execution and nonrevocation of a mutual release of claims. Mr. Cree will also be subject to restrictive covenants, including non-competition restrictions, for the period ending on September 30, 2027. If Mr. Cree is terminated without cause (as defined in the Form of RSU Award Agreement (Executive — Three-Year Vesting)), Mr. Cree’s right to any unpaid portion of any payments and benefits (including accelerated vesting of RSUs and PSUs) will accelerate to the date of such termination, subject to the execution and nonrevocation of a mutual release of claims. Mr. Cree’s receipt and retention of the foregoing payments and benefits are subject to his compliance with restrictive covenants, including non-competition restrictions, beginning on date of the Cree Offer Letter and ending September 30, 2027.
Gerrity Separation
On March 26, 2026, the Company also entered into a separation agreement and general release with Mr. Gerrity. See “— Potential Payments Upon Termination — Gerrity Separation Agreement” below for a description of the terms of such agreement.
Potential Payments Upon Termination
Separation Benefits in the Employee Severance Plan
Employees of the Company, including the NEOs, are eligible to participate in the Employee Severance Plan. Pursuant to the Employee Severance Plan, and subject to the NEOs executing and not revoking an agreement and general release, the NEOs are entitled to a lump sum severance payment equal to one month of the NEO’s gross monthly base salary (“Month of Base Pay”) for each year of service to the Company, provided the NEO’s employment is terminated by Vitesse Management Company LLC (“Vitesse Management”), an indirect wholly owned subsidiary of Vitesse, or any successor thereto as the result of a job elimination, job discontinuation, office closing, reduction in force, business restructuring, or such other circumstances as the Company deems appropriate for the payment of severance (collectively, a “Termination of Employment”). The maximum amount that may be earned under the Employee Severance Plan is six Months of Base Pay if the NEO’s age plus years of service is less than 60 and 12 Months of Base Pay if the NEO’s age plus years of service is greater than or equal to 60. Notwithstanding the foregoing, the minimum severance payment the

NEOs could receive pursuant to the Employee Severance Plan is two months of Base Pay. Additionally, the Company will fully subsidize COBRA continuation coverage for a period of two months following an NEO’s termination of employment or for a period of six months if the NEO’s age plus years of service to the Company is at least 60 at the time of the Termination of Employment.
Separation Benefits in the Outstanding Equity Awards
Of Messrs. Gerrity’s and Cree’s RSUs that were outstanding as of December 31, 2025, 500,000 and 121,000, respectively, were granted pursuant to the Form of RSU Award Agreement (Executive —  Retirement), which provides that if either of Messrs. Gerrity or Cree voluntarily resigns (due to being retirement eligible), is terminated without cause, resigns for good reason, dies or is terminated due to disability, prior to a change in control or after the two-year anniversary of the change in control, subject to the execution and non-revocation of a general release and continued compliance with certain restrictive covenants in the award agreement, including non-competition and non-solicitation restrictions, through the six-month period following settlement of the final tranche of the RSUs, the RSUs will be settled in accordance with their original vesting schedule notwithstanding the termination of employment. If Messrs. Gerrity or Cree voluntarily resigns (due to being retirement eligible), is terminated without cause, resigns for good reason, dies, or is terminated due to disability during the two-year period beginning on a change in control and ending on the two-year anniversary of the change in control, the RSUs shall remain outstanding and, subject to the NEO’s continued compliance with the restrictive covenants in the award agreement through the six-month period after settlement of the final tranche of RSUs, shall become vested in accordance with their original vesting schedule, notwithstanding the termination of employment without the requirement to execute a release. In the event of the NEO’s non-compliance with the restrictive covenants during the six-month period following the settlement of the final tranche of RSUs, the Company has the right to require repayment of any gain realized or payment received in connection with such settlement. The vesting provisions contained in this paragraph shall be referred to herein as the “Retirement Vesting Provisions.”
The remaining outstanding RSU awards held by Messrs. Gerrity and Cree, and all of the RSU awards granted to Mr. Henderson were granted pursuant to the Form of RSU Award Agreement (Executive — Three-Year Vesting), which provides that if the grantee is terminated without cause, resigns for good reason, dies or is terminated due to disability (each a “Qualifying Termination”) during the two-year period beginning on a change in control and ending on the two-year anniversary of the change in control, the RSUs will vest and be settled in connection with such termination without the requirement to execute a release. If Messrs. Gerrity, Cree or Henderson experiences Qualifying Termination prior to a change in control or after the two-year anniversary of the change of control, subject to the execution and non-revocation of a general release and continued compliance with certain restrictive covenants in the award agreement, including non-competition and non-solicitation restrictions, the RSUs will vest and be settled upon such release becoming irrevocable (which, for the avoidance of doubt, shall not exceed sixty (60) days following the Qualifying Termination). In the event of the NEO’s non-compliance with the restrictive covenants during the six-month period following the settlement of the RSUs, the Company has the right to require repayment of any gain realized or payment received in connection with such settlement.
Separation Benefits in the PSU Agreements
In accordance with the PSU awards granted to Messrs. Gerrity, Cree and Henderson, upon a Qualifying Termination, the target number of PSUs granted pursuant to the respective award shall immediately vest in full. Upon the consummation of a change of control, the performance period of the award shall be deemed to have ended, and the PSUs shall immediately become fully vested at the greater of either (i) the target number of PSUs or (ii) the amount of PSUs that would have vested based on the actual performance of the Company prior to the change in control.
Gerrity Separation Agreement
In connection with his departure, the Company and Mr. Gerrity entered into a separation agreement and general release dated March 26, 2026 (the “Separation Agreement”), which sets forth the terms of Mr. Gerrity’s separation from employment with the Company. Pursuant to the Separation Agreement, Mr. Gerrity will be entitled to receive a lump sum cash payment equal to $2.4 million, plus reimbursement of legal fees of up to

$30,000, in exchange for (i) Mr. Gerrity’s agreement to non-competition, non-solicitation of customers and no hire and non-solicitation of employees covenants for the period beginning on the date of his resignation and continuing for nine months thereafter and (ii) the execution and nonrevocation of a mutual release of claims. Mr. Gerrity’s outstanding and unvested performance share units and restricted stock units (and any related dividend payments) will be forfeited as of March 26, 2026, and Mr. Gerrity will receive no additional compensation therefor.
Cree Offer Letter — Separation Benefits
See “— New 2026 Arrangements — Cree Offer Letter” above for a description of the payments and benefits to which Mr. Cree may become entitled upon a termination of his employment without cause.
Clawback Policy
We adopted the Vitesse Energy, Inc. Incentive-Based Compensation Recoupment Policy (the “Clawback Policy”) effective as of October 31, 2023. In the event that we are required to prepare a financial restatement, the Board shall recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, (iii) while the Company had a class of securities listed on a national securities exchange or national securities association, and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement.
Director Compensation
Our Board adopted a director compensation policy following the Spin-Off, pursuant to which each director who is not an employee of the Company will generally receive an annual cash retainer of $125,000 and an annual equity grant equal to approximately $125,000 in the form of RSUs that vest approximately one-year after grant on the day immediately prior to the date of our annual meeting, subject to the non-employee director’s continued service through such date. The Lead Independent Director received an additional cash retainer of $25,000.
The table below summarizes the compensation paid to each director who was not an employee of the Company for the year ended December 31, 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total Compensation ($)
Linda L. Adamany	125,000	124,278	249,278
M. Bruce Chernoff(2)	101,042	142,343	243,385
Brian P. Friedman	125,000	124,278	249,278
Daniel J. O’Leary	150,000	124,278	274,278
Cathleen M. Osborn	125,000	124,278	249,278
Gary D. Reaves(3)	—	—	—
Randy I. Stein	125,000	124,278	249,278
Joseph S. Steinberg	125,000	124,278	249,278

(1)
Represents the grant date fair value of RSU awards. Each non-employee director was granted a total of 5,952 RSUs on May 1, 2025, which represented an annual grant of RSUs approximately equal to $125,000 based on the ten (10) day average closing price of the Company’s common stock immediately preceding the date of grant. As of December 31, 2025, Mr. Friedman held 5,952 unvested RSUs, as well as 114,003 unvested RSUs under the Vitesse Energy, Inc. Transitional Equity Award Adjustment Plan (the “Transitional Plan”) and 228,933 shares underlying exercisable options under the Transitional Plan; and each of the other non-employee directors reflected in the table above held 5,952 unvested RSUs.

(2)
Mr. Chernoff was paid fees for the portion of the year that he was a Director which began in March 2025. Additionally, he was granted 760 RSU awards in March 2025, related to his proportionate term of service for 2025, that vested prior to the 2025 annual meeting.

(3)
Mr. Reaves was neither paid fees, nor granted stock awards, at his request, due to his relationship with First Reserve.

Equity Compensation Plan Information
The following table sets forth information with respect to the securities that may be issued under our equity incentive plans as of December 31, 2025.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation plans approved by security holders	—	—	—
VTS LTIP(1)	1,593,997	—(3)	854,787
Equity compensation plans not approved by security holders	—	—	—
Transitional Plan(2)	913,663	8.973(4)	0
Total	2,507,660	—	854,787

(1)
Reflects securities that may be issued under the VTS LTIP, including with respect to outstanding RSU and PSU awards. PSU awards are presented at 100% of target.

(2)
Reflects securities that may be issued under the Vitesse Energy, Inc. Transitional Plan, including with respect to stock option, RSU, and PSU awards; however, the Transitional Plan was only utilized to provide for the treatment of outstanding Jefferies compensatory equity awards in connection with the Spin-Off and no grants have been or will be made pursuant to the Transitional Plan post-Spin-Off.

(3)
None of the outstanding awards granted under the VTS LTIP have an exercise price.

(4)
The weighted average exercise price is calculated based solely on the outstanding stock option awards. It does not take into account shares issuable upon vesting of outstanding RSU or PSU awards, which have no exercise price.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

SHARE OWNERSHIP INFORMATION FOR DIRECTORS AND OFFICERS
The following table shows the number of shares of Vitesse common stock beneficially owned by our current directors, director nominees, named executive officers and directors and executive officers as a group as of the Record Date. Except as otherwise noted in the footnotes below, (i) each person identified in the table below has sole voting and investment power with respect to the securities such person holds and (ii) the address of each director and executive officer shown in the table below is c/o Vitesse Energy, Inc., 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111.
Directors, Director Nominees and Named Executive Officers	Common Stock(1)	Percent of Class
Linda L. Adamany	27,322	*%
Jamie Benard	—	—
Brian J. Cree	320,749	*%
Brian P. Friedman(2)	1,299,787	3.10%
Robert W. Gerrity(3)	1,156,485	2.77%
James P. Henderson	104,248	*%
Cathleen M. Osborn	19,789	*%
Daniel J. O’Leary	33,789	*%
Gary D. Reaves	—	—
Randy I. Stein	19,789	*%
Joseph S. Steinberg(4)	2,869,543	6.88%
All directors, director nominees and named executive officers as a group (11 persons)	5,851,501	13.94%

*
Less than 1% of the total shares of Vitesse common stock on the Record Date.

(1)
Beneficial ownership totals do not include shares underlying time-vested RSUs or restricted stock awards that will not vest within 60 days after the Record Date.

(2)
Mr. Friedman’s beneficial ownership includes (i) 228,933 shares underlying exercisable options; (ii) 4,365 shares held by the trustees of the Jefferies profit-sharing plan and employee stock ownership plan, as to which Mr. Friedman has shared voting power, but no investment power; (iii) 805,934 shares held directly; and (iv) 260,555 shares held by family limited partnerships, LLCs or trusts.

(3)
Mr. Gerrity’s beneficial ownership, as disclosed in the table, is based on his most recent Form 4 filed on February 26, 2026 as Mr. Gerrity is no longer subject to Section 16 filing requirements as of March 26, 2026. Mr. Gerrity’s beneficial ownership includes 827,173 shares held directly by the Gerrity Family Trust of which Mr. Gerrity is a trustee, as noted on his Form 4 dated February 26, 2026.

(4)
Mr. Steinberg’s beneficial ownership includes (i) 2,856,954 shares over which Mr. Steinberg has sole voting and sole dispositive power, consisting of (a) 370,767 shares held directly, (b) 2,284,093 shares held by corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts, and (c) 202,094 shares held in a charitable trust and (ii) 12,589 shares held by Mr. Steinberg’s spouse over which Mr. Steinberg may be deemed to have shared voting and shared dispositive power.

CERTAIN BENEFICIAL OWNERS
The following table shows all holders known to Vitesse that are beneficial owners of more than five percent of the outstanding shares of Vitesse common stock as of the Record Date not otherwise disclosed in the table in section “Share Ownership Information for Directors and Officers.”
Name of Beneficial Owner	Common Stock	Percent of Class
FR XIII PetroShale Holdings L.P.	2,911,384(1)	6.98%
The Vanguard Group	3,038,877(2)	7.29%

(1)
FR XIII PetroShale Holdings L.P.’s address is 5847 San Felipe St., Suite 3100, Houston, Texas 77057. Amount reported in the table above represents shares of our common stock directly held by FR XIII PetroShale Holdings L.P. FR XIII PetroShale Holdings GP, LLC is the general partner of FR XIII Petroshale Holdings L.P. FR XIII Charlie AIV, L.P. is the sole member of FR XIII PetroShale Holdings GP, LLC. First Reserve GP XIII, L.P. is the general partner of FR XIII Charlie AIV, L.P. First Reserve GP XIII Limited is the general partner of First Reserve GP XIII, L.P. The First Reserve entities described herein have shared voting and dispositive power of 2,911,384 shares of common stock.

(2)
The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The number of shares indicated and the information above is based on information reported to the SEC in Schedule 13G filed by The Vanguard Group on July 29, 2025, reporting ownership of our common stock as of June 30, 2025. The Schedule 13G states that The Vanguard Group has shared voting power of 22,479 shares of common stock, sole dispositive power of 2,986,948 shares of common stock, shared dispositive power of 51,929 shares of common stock and is deemed to be the beneficial owner of 3,038,877 shares of common stock. On March 27, 2026, The Vanguard Group filed a Schedule 13G/A with the SEC noting that it underwent an internal realignment and no longer owns more than five percent of shares of common stock. According to the filing, The Vanguard Group no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by its subsidiaries and/or business divisions, and certain subsidiaries and/or business divisions will report beneficial ownership (on a disaggregated basis) separately from The Vanguard Group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Tax Matters Agreement
We entered into a Tax Matters Agreement with Jefferies on January 13, 2023 (the “Tax Matters Agreement”) that governs the respective rights, responsibilities and obligations of Jefferies and us after the Spin-Off with respect to all tax matters, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Spin-Off (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.
In general, the Tax Matters Agreement governs the rights and obligations that we and Jefferies have after the Spin-Off with respect to taxes. Under the Tax Matters Agreement, Jefferies is generally responsible for income taxes attributable to the portion of items of income, gain, loss, deduction and credit of Vitesse Energy and Vitesse Oil allocated by Vitesse Energy and Vitesse Oil to Jefferies (directly or through other entities) that are reported on partnership tax returns of Vitesse Energy or Vitesse Oil for tax periods ending on or before the Spin-Off. We are generally responsible for any such income taxes to the extent that such taxes arise on audit following the Spin-Off, for any income taxes attributable to tax items not reported on partnership tax returns for tax periods ending on or before the Spin-Off, and for all non-income taxes attributable to our business.
The Tax Matters Agreement further provides that:
•
without duplication of our payment obligations described above, we will generally indemnify Jefferies against (i) taxes allocated to us under the Tax Matters Agreement (as described above) and (ii) any liability or damage resulting from a breach by us or any of our affiliates of a covenant or representation made in the Tax Matters Agreement; and

•
Jefferies will indemnify us against taxes for which Jefferies is responsible under the Tax Matters Agreement (as described above).

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding. Indemnification obligations of the parties under the Tax Matters Agreement are not subject to any cap.
Further, the Tax Matters Agreement generally prohibits us and our affiliates from taking certain actions that could cause the Spin-Off or other related transactions to fail to qualify for their intended tax treatment. We may not take any action that could reasonably be expected to cause the Spin-Off, together with certain related transactions, to fail to qualify as tax-free transactions under Section 368(a)(I)(D) and Section 355 of the Code.
In the event that the Spin-Off, together with certain related transactions, fails to qualify for the intended tax treatment, in whole or in part, and Jefferies is subject to tax as a result of such failure, the Tax Matters Agreement will determine whether Jefferies must be indemnified for any such tax by us. As a general matter, under the terms of the Tax Matters Agreement, we are required to indemnify Jefferies for any tax-related losses in connection with the Distribution and certain related transactions, due to any action by us or any of our subsidiaries. Therefore, in the event that the Distribution, together with certain related transactions, fail to qualify for their intended tax treatment due to any action by us or any of our subsidiaries, we will generally be required to indemnify Jefferies for the resulting taxes.
This summary does not purport to be complete and you are encouraged to read the Tax Matters Agreement, which is filed as an exhibit to our Annual Report on Form 10-K, for greater detail with respect to these provisions.
Transactions and Relationships with Related Persons
Vitesse engaged Jefferies LLC, an affiliate of Jefferies, as a financial advisor with respect to the Lucero Acquisition. Jefferies LLC provided Vitesse with financial and/or capital markets advice and assistance in connection with the Lucero Acquisition, in exchange for a fee of $2.5 million, and reimbursement of the reasonable out-of-pocket expenses, including the reasonable fees and expenses of the outside counsel of Jefferies LLC, ancillary expenses and the fees and expenses of any other independent experts retained by Jefferies LLC with Vitesse’s consent. Vitesse agreed to indemnify Jefferies LLC and its affiliates and representatives against certain liabilities arising out of or in connection with Jefferies LLC’s services, or to contribute to payments such persons may be required to make in respect thereof.
On July 1, 2016, Vitesse Management entered into a services agreement with JETX Energy, LLC (“JETX”), an indirect majority owned subsidiary of Jefferies. Pursuant to this services agreement, Vitesse Management agreed to provide JETX certain administrative services and supervise, administer and manage the business affairs and operations of JETX and its subsidiaries for a service provider fee of $225,000 per month. The term of this services agreement extends for an unlimited amount of time but is subject to termination by either Vitesse Management or JETX upon providing written consent or certain final exit events specified therein. During the year ended December 31, 2025, Vitesse received service provider fees of $2.7 million pursuant to the services agreement.
Adam Cree, the son of Mr. Cree, our President and Interim Chief Executive Officer, is a non-executive employee of the Company. For the year ended December 31, 2025, Adam Cree earned $290,000 in his capacity as a non-executive employee of the Company and received 6,000 RSUs pursuant to the Form of RSU Award Agreement (Employee — Three-Year Vesting).
Dane Roybal, the stepson of Mr. Gerrity, our former Chief Executive Officer, is a non-executive employee of the Company. For the year ended December 31, 2025, Mr. Roybal earned $300,000 in his capacity as a non-executive employee of the Company and received 6,000 RSUs pursuant to the Form of RSU Award Agreement (Employee — Three-Year Vesting).

Policy and Procedures Governing Related Person Transactions
Our Board adopted a written policy regarding the review, approval and ratification of transactions with “related persons” (as defined below), as set forth in our Audit Committee Charter and the Code of Business Conduct and Ethics.
This policy provides that our Audit Committee review each of Vitesse’s transactions in which any “related person” had, has or will have a direct or indirect material interest (a “Related Party Transaction”). In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. Pursuant to our policy, our Audit Committee will, in its judgment, consider the relevant facts and circumstances of any Related Party Transaction and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee will take into account, among other factors, the following: (1) whether the Related Party Transaction is material or significant to us and the “related person,” and (2) whether the Related Party Transaction is comparable to a transaction that could be available to the Company on an arms-length basis. We expect that our Audit Committee will approve or ratify only those transactions that are fair and reasonable to Vitesse and in Vitesse and its stockholders’ best interests. Compensation arrangements are approved by the Compensation Committee or the Board and disclosed to the extent required.
Anything that could present a conflict of interest for a director may also present a conflict of interest if it is related to a member of his or her immediate family. Because potential conflicts of interest may not always be clear cut, directors, individuals subject to Section 16 of the Exchange Act and executive officers will be expected to disclose any material transaction or relationship that involves, or may involve, a conflict of interest or potential conflict of interest with Vitesse promptly to senior management, who will review the proposed transaction and determine whether it could be a related party transaction, in which case senior management will report such transaction to Vitesse’s Audit Committee for review.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
To permit the Company and its stockholders to address stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the Bylaws establish advance notice procedures with regard to:
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stockholder proposals to be included in the Company’s proxy statements;

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stockholder nominations of directors and other proposals to be presented at an annual meeting of stockholders but not included in the Company’s proxy statements;

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stockholder nominations of directors to be included in the Company’s proxy statements (also known as proxy access); and

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stockholder proxy solicitations for stockholder director nominees (also known as universal proxy).

Stockholder proposals intended to be included in the proxy materials for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company no later than December 18, 2026, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Bylaws and the SEC.
Notice of stockholder proposals and stockholder director nominations to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in the Bylaws. These notices must be received by the Secretary at the principal executive offices of the Company. To be timely, notice of such proposals and nominations must be submitted not less than 120 calendar days (December 18, 2026) nor more than 150 calendar days (November 18, 2026) prior to the anniversary of the Company’s proxy statement in connection with the preceding year’s annual meeting.
The Bylaws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or

20% of the Board and have the nominee(s) included in our proxy statement, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2027 proxy statement must satisfy the requirements set forth in the Bylaws and must provide notice to the Secretary at the principal executive offices of the Company not less than 120 calendar days (December 18, 2026) nor more than 150 calendar days (November 18, 2026) prior to the first anniversary of the Company’s proxy statement in connection with the preceding year’s annual meeting.
Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of the Bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Bylaws for the Company’s 2027 Annual Meeting, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Secretary of the Company at the principal office of the Company not less than 120 calendar days (December 18, 2026) nor more than 150 calendar days (November 18, 2026) prior to the anniversary of the Company’s proxy statement in connection with the preceding year’s annual meeting.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.
A number of brokers with account holders who are stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111, call (720) 361-2500 or email legal@vitesse-vts.com, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker or the Company at Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111, call (720) 361-2500 or email legal@vitesse-vts.com.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYVITESSE ENERGY, INC.5619 DTC PARKWAYSUITE 700GREENWOOD VILLAGE, CO 80111VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 2, 2026 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VTS2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 2, 2026 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.V84293-P52318-Z92761! ! !! ! !! ! !! ! !! ! !! ! !! ! ! ! ! !! ! !1a. Linda L. Adamany1b. Jamie Benard1c. Brian P. Friedman1d. Daniel J. O'Leary1e. Cathleen M. Osborn1f. Gary D. Reaves1g. Randy I. Stein 1h. Joseph S. Steinberg Nominees: For Against Abstain1. Election of DirectorsVITESSE ENERGY, INC.THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR PROPOSAL 2.For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.2. Ratify Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2026. NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.SCAN TO VIEW MATERIALS & VOTE w

V84294-P52318-Z92761Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2026 Proxy Statement and the 2025 Annual Report on Form 10-K are available at www.proxyvote.comVITESSE ENERGY, INC.Proxy Solicited on Behalf of the Board of Directors forAnnual Meeting of StockholdersJune 5, 2026 at 9:00 A.M., Mountain TimeThe undersigned stockholder of Vitesse Energy, Inc. (the "Company") hereby appoints Jamie Benard, Brian J. Cree and Michael J. Wozniak, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of Vitesse Energy, Inc. to be held virtually at www.virtualshareholdermeeting.com/VTS2026 on June 5, 2026 at 9:00 a.m., Mountain Time and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned as of the record date of April 10, 2026 in accordance with the directions indicated herein and in their discretion on such other matters as may properly come before the Annual Meeting.Receipt of the 2026 Notice and Proxy Statement and a copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2025 is hereby acknowledged. The undersigned hereby revokes all prior proxies granted by the undersigned.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.Continued and to be signed on reverse side